Exhibit 99.1

PRIMERICA REPORTS SECOND QUARTER 2019 RESULTS

Investment and Savings Products reach record levels in sales and ending client asset values

Term Life net premiums grow 9%; adjusted direct premiums grow 11%

Net earnings per diluted share (EPS) of $2.28, up 17%; return on stockholders’ equity (ROE) of 25.1%

Adjusted operating EPS of $2.21, up 14%; adjusted net operating income return on adjusted stockholders’ equity (ROAE) of 25.1%

Declared dividend of $0.34 per share, payable on September 13, 2019

Duluth, GA, August 7, 2019 – Primerica, Inc. (NYSE: PRI) today announced financial results for the quarter ended June 30, 2019. Total revenues of $504.9 million increased 8% compared to the second quarter of 2018.  Net income of $97.4 million increased 12%, while earnings per diluted share of $2.28 increased 17% compared to the same quarter last year.  ROE increased to 25.1% during the current quarter from 24.5% during the second quarter of 2018.

Adjusted operating revenues were $501.4 million, increasing 7% compared to the second quarter of 2018. Adjusted net operating income of $94.8 million increased 10%, while adjusted operating earnings per diluted share of $2.21 increased 14% compared to the same quarter last year.  ROAE increased to 25.1% during the current quarter from 24.5% during the second quarter of 2018.

Key factors contributing to the quarter’s financial results were 11% growth in Term Life adjusted direct premiums year-over-year and the financial benefit of record sales and client asset values in the Investment and Savings Products (ISP) segment.  Insurance and other operating expenses grew by a modest 2%, while other expenses such as commissions, benefits and claims and DAC amortization grew in line with their related revenues.  The company repurchased $57.1 million of common stock during the quarter and is on track to achieve its $225 million repurchase target for the year.

“Our quarterly financial results reflect the strength of our model with net income growth of 12% and earnings per share growth of 17%,” said Glenn Williams, Chief Executive Officer.  “Our biennial convention in June was a great success.  It energized our sales force, accelerated momentum and renewed our commitment to serve middle-income families as only Primerica can.”

Second Quarter Distribution & Segment Results

Distribution Results
	Q2 2019	Q2 2018	% Change
Life Licensed Sales Force (1)	129,550	130,156	*
Recruits	86,173	76,520	13%
New Life-Licensed Representatives	10,919	13,544	(19)%
Life Insurance Policies Issued	78,664	83,754	(6)%
Life Productivity (2)	0.20	0.22	*
ISP Product Sales ($ billions)	$1.94	$1.76	10%
Average Client Asset Values ($ billions)	$64.43	$61.30	5%

(1)	End of period
(2)	Life productivity equals policies issued divided by the average number of life insurance licensed representatives per month

*     Not calculated or less than 1%

Segment Results
	Q2 2019	Q2 2018	% Change
	($ in thousands)
Adjusted Operating Revenues: (1)
Term Life Insurance	$296,868	$272,978	9%
Investment and Savings Products	173,086	162,841	6%
Corporate and Other Distributed Products	31,434	31,058	1%
Total adjusted operating revenues (1)	$501,388	$466,877	7%

Adjusted Operating Income (loss) before income taxes:(1)
Term Life Insurance	$83,997	$75,828	11%
Investment and Savings Products	47,343	43,227	10%
Corporate and Other Distributed Products	(7,394)	(6,228)	19%
Total adjusted operating income before income taxes (1)	$123,946	$112,827	10%

(1)	See the Non-GAAP Financial Measures section and the segment Operating Results Reconciliations at the end of this release for additional information.

Life Insurance Licensed Sales Force

During the second current quarter, 86,173 individuals were recruited to Primerica, a year-over-year increase of 13%.  Much of this increase came during the second half of June, driven by excitement generated at the biennial convention and incentives announced to drive recruiting and productivity. Lower recruiting levels earlier in the year, and the resulting impact on new life-licensed representatives in the period, led to a life insurance licensed sales force at quarter-end of 129,550, largely unchanged from the prior year.

Term Life Insurance

Operating revenues of $296.9 million during the second quarter increased 9% compared to the second quarter of 2018 driven by 11% growth in adjusted direct premiums.  Persistency during the quarter was consistent with the prior year and benefits and claims experience was in line with historical trends.  Income before income taxes was $84.0 million, an increase of 11% year-over-year.

During the second quarter of 2019, new life insurance policies issued were 78,664, down 6% compared to the prior year period.  Productivity for the quarter was 0.20 policies per life insurance licensed representative per month, which was within the Company’s historical range of 0.18 to 0.22, but below the prior year level of 0.22.

Investment and Savings Products

Operating revenues of $173.1 million during the second quarter increased 6% compared to the second quarter of 2018.  The increase in revenues is due in part to a 10% increase in sales volume, reflecting strong demand for variable annuities and an increase in demand for mutual funds.  Higher average client asset values also contributed to the increase in revenues as average assets increased 5% compared to the second quarter of 2019.  Sales and asset-based commission expenses were generally consistent with the associated revenues.  These strong drivers, combined with the Company’s efforts to reduce costs and realize operational efficiencies, led to a 10% increase in income before income taxes.

As of June 30, 2019, ending client asset values were $66 billion and sales for the quarter were $1.9 billion, both new highwater marks for the Company.  Net new client inflows were $305 million for the quarter.

Net Investment Income

Net investment income during the quarter benefited by approximately $2.0 million from an increase in the size of the invested assets portfolio compared to the same quarter in 2018, as well as higher book earnings on the deposit asset underlying the 10% coinsurance agreement from extending the portfolio duration.  These were partly offset by lower reinvestment yields on purchases made in the general portfolio.

Taxes

In the second quarter of 2019, the GAAP effective income tax rate was 23.5% compared to 23.8% during the second quarter of 2018.

Capital

During the second quarter of 2019, the Company repurchased 463,916 shares of common stock with a value of $57.1 million, bringing the year-to-date total to $110.7 million.  The Board of Directors has approved a dividend of $0.34 per share, payable on September 13, 2019, to stockholders of record on August 21, 2019.

Primerica has a strong balance sheet and continues to be well-capitalized to meet future needs.  Primerica Life Insurance Company’s statutory risk-based capital (RBC) ratio was estimated to be approximately 440% as of June 30, 2019.

Non-GAAP Financial Measures

We report financial results in accordance with U.S. generally accepted accounting principles (GAAP).  We also present adjusted direct premiums, other ceded premiums, adjusted operating revenues, adjusted operating income before income taxes, adjusted net operating income, adjusted stockholders’ equity and diluted adjusted operating earnings per share.  Adjusted direct premiums and other ceded premiums are net of amounts ceded under coinsurance transactions that were executed concurrent with our initial public offering (IPO coinsurance transactions) for all periods presented.  We exclude amounts ceded under the IPO coinsurance transactions in measuring adjusted direct premiums and other ceded premiums to present meaningful comparisons of the actual premiums economically maintained by the Company. Amounts ceded under the IPO coinsurance transactions will continue to decline over time as policies terminate within this block of business.  Adjusted operating revenues, adjusted operating income before income taxes, adjusted net operating income, and diluted adjusted operating earnings per share exclude the impact of realized investment gains (losses) and fair value mark-to-market (MTM) investment adjustments, including other-than-temporary impairments (OTTI), for all periods presented.  We exclude realized investment gains (losses) and MTM investment adjustments in measuring these non-GAAP financial measures to eliminate period-over-period fluctuations that may obscure comparisons of operating results due to items such as the timing of recognizing gains (losses) and market pricing variations prior to an invested asset's maturity or sale that are not directly associated with the Company's insurance operations.  Adjusted stockholders' equity excludes the impact of net unrealized investment gains (losses) recorded in accumulated other comprehensive income (loss) for all periods presented.  We exclude unrealized investment gains (losses) in measuring adjusted stockholders' equity as unrealized gains (losses) from the Company's available-for-sale securities are largely caused by market movements in interest rates and credit spreads that do not necessarily correlate with the cash flows we will ultimately realize when an available-for-sale security matures or is sold.

The definitions of these non-GAAP financial measures may differ from the definitions of similar measures used by other companies.  Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.  Furthermore, management believes that these non-GAAP financial measures may provide users with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of the core ongoing business.  These measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.  Reconciliations of GAAP to non-GAAP financial measures are attached to this release.

Earnings Webcast Information

Primerica will hold a webcast on Thursday, August 8, 2019 at 10:00 am EST, to discuss the quarter’s results.  To access the webcast go to http://investors.primerica.com at least 15 minutes prior to the event to register, download and install any necessary software.  A replay of the call will be available for approximately 30 days on Primerica’s website, http://investors.primerica.com.  This release and a detailed financial supplement will be posted on Primerica’s website.

Forward-Looking Statements

Except for historical information contained in this press release, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from anticipated or projected results. Those risks and uncertainties include, among others, our failure to continue to attract and license new recruits, retain sales representatives or license or maintain the licensing of  sales representatives; new laws or regulations that affect our distribution model; changes to the independent contractor status of sales representatives; our or sales representatives’ violation of or non-compliance with laws and regulations or the failure to protect the confidentiality of client information; differences between our actual experience and our expectations regarding mortality, persistency, expenses and interests rates as reflected in the pricing for our insurance policies; the occurrence of a catastrophic event; changes in federal,  state and provincial legislation or regulation that affects our insurance and investment product businesses; our failure to meet regulatory capital ratios  or other minimum capital and surplus requirements; a downgrade or potential downgrade in our insurance subsidiaries’ financial strength ratings or our senior debt ratings; inadequate or unaffordable reinsurance or the failure of our reinsurers to perform their obligations; the failure of our investment products to remain competitive with other investment options or the change to investment and savings products offered by key providers in a way that is not beneficial to our business; fluctuations in the performance of client assets under management; legal and regulatory investigations and actions concerning us or sales representatives; heightened standards of conduct or more stringent licensing requirements for sales representatives; inadequate policies and procedures regarding suitability review of client transactions; the failure of, or legal challenges to, the support tools we provide to sales force; the failure of our information technology systems, breach of our information security or failure of our business continuity plan; the effects of credit deterioration and interest rate fluctuations on our invested asset portfolio; incorrectly valuing our investments; the inability of our subsidiaries to pay dividends or make distributions; our inability to generate and maintain a sufficient amount of working capital; our non-compliance with the covenants of our senior unsecured debt; the loss of key personnel; and fluctuations in the market price of our common stock or  Canadian currency exchange rates. These and other risks and uncertainties affecting us are more fully described in our filings with the Securities and Exchange Commission, which are available in the "Investor Relations" section of our website at http://investors.primerica.com. Primerica assumes no duty to update its forward-looking statements as of any future date.

About Primerica, Inc.

Primerica, Inc., headquartered in Duluth, GA, provides financial services to middle-income households in North America. Primerica licensed representatives educate their clients about how to better prepare for a more secure financial future by assessing their needs and providing appropriate solutions through term life insurance, mutual funds, annuities and other financial products. Primerica insured approximately 5 million lives and had over 2 million client investment accounts at December 31, 2018. Primerica, through its insurance company subsidiaries, was the #2 issuer of Term Life insurance coverage in North America in 2018.  Primerica stock is included in the S&P MidCap 400 and the Russell 1000 stock indices and is traded on The New York Stock Exchange under the symbol “PRI”.

Investor Contact:

Nicole Russell

470-564-6663
Email: investorrelations@primerica.com

Media Contact:

Keith Hancock

470-564-6328

Email: Keith.Hancock@Primerica.com

PRIMERICA, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30, 2019	December 31, 2018
	(In thousands)
Assets
Investments:
Fixed-maturity securities available-for-sale, at fair value	$2,216,260	$2,069,635
Fixed-maturity security held-to-maturity, at amortized cost	1,087,790	970,390
Short-term investments available-for-sale, at fair value	-	8,171
Equity securities, at fair value	38,897	37,679
Trading securities, at fair value	23,375	13,610
Policy loans	33,527	31,501
Total investments	3,399,849	3,130,986
Cash and cash equivalents	244,975	262,138
Accrued investment income	17,434	17,057
Reinsurance recoverables	4,185,850	4,141,569
Deferred policy acquisition costs, net	2,238,315	2,133,920
Agent balances, due premiums and other receivables [1]	238,367	215,139
Intangible assets, net	46,409	48,111
Income taxes	65,777	59,336
Operating lease right-of-use assets	49,381	-
Other assets [1]	394,058	391,291
Separate account assets	2,437,291	2,195,501
Total assets	$13,317,706	$12,595,048

Liabilities and Stockholders' Equity
Liabilities:
Future policy benefits	$6,314,403	$6,168,157
Unearned and advance premiums	17,111	15,587
Policy claims and other benefits payable	322,417	313,862
Other policyholders' funds	377,737	370,644
Notes payable	373,848	373,661
Surplus note	1,087,117	969,685
Income taxes	206,301	187,104
Operating lease liabilities	55,662	-
Other liabilities	496,027	486,772
Payable under securities lending	43,867	52,562
Separate account liabilities	2,437,291	2,195,501
Total liabilities	11,731,781	11,133,535

Stockholders' equity:
Common stock	420	427
Paid-in capital	-	-
Retained earnings	1,537,535	1,489,520
Accumulated other comprehensive income (loss), net of income tax	47,970	(28,434)
Total stockholders' equity	1,585,925	1,461,513
Total liabilities and stockholders' equity	$13,317,706	$12,595,048

(1)

Certain reclassifications have been made to the December 31, 2018 amounts to conform to current-period reporting classifications.  These reclassifications had no impact on net income or total stockholders’ equity.

PRIMERICA, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)

	Three months ended June 30,
	2019	2018
	(In thousands, except per-share amounts)
Revenues:
Direct premiums	$687,262	$667,191
Ceded premiums	(400,588)	(403,449)
Net premiums	286,674	263,742
Commissions and fees	178,468	167,940
Net investment income	24,868	20,030
Realized investment gains (losses), including OTTI	1,067	1,313
Other, net	13,825	14,790
Total revenues	504,902	467,815

Benefits and expenses:
Benefits and claims	115,068	105,069
Amortization of deferred policy acquisition costs	58,762	53,847
Sales commissions	90,099	82,954
Insurance expenses	44,570	43,451
Insurance commissions	5,829	6,417
Interest expense	7,201	7,229
Other operating expenses	55,913	55,083
Total benefits and expenses	377,442	354,050
Income before income taxes	127,460	113,765
Income taxes	30,014	27,065
Net income	$97,446	$86,700

Earnings per share:
Basic earnings per share	$2.28	$1.96
Diluted earnings per share	$2.28	$1.95

Weighted-average shares used in computing earnings per share:
Basic	42,483	44,066
Diluted	42,619	44,207

PRIMERICA, INC. AND SUBSIDIARIES
Consolidated Adjusted Operating Results Reconciliation
(Unaudited – in thousands, except per share amounts)

	Three months ended June 30,
	2019	2018	% Change
Total revenues	$504,902	$467,815	8%
Less: Realized investment gains (losses), including OTTI	1,067	1,313
Less: 10% deposit asset MTM included in net investment income (NII)	2,447	(375)
Adjusted operating revenues	$501,388	$466,877	7%

Income before income taxes	$127,460	$113,765	12%
Less: Realized investment gains (losses), including OTTI	1,067	1,313
Less: 10% deposit asset MTM included in NII	2,447	(375)
Adjusted operating income before income taxes	$123,946	$112,827	10%

Net income	$97,446	$86,700	12%
Less: Realized investment gains (losses), including OTTI	1,067	1,313
Less: 10% deposit asset MTM included in NII	2,447	(375)
Less: Tax impact of preceding items	(828)	(223)
Adjusted net operating income	94,759	85,985	10%

Diluted earnings per share (1)	$2.28	$1.95	17%
Less: Net after-tax impact of operating adjustments	0.07	0.02
Diluted adjusted operating earnings per share (1)	$2.21	$1.93	14%

(1)	Percentage change in earnings per share is calculated prior to rounding per share amounts.

TERM LIFE INSURANCE SEGMENT
Adjusted Premiums Reconciliation
(Unaudited – in thousands)

	Three months ended June 30,
	2019	2018
Direct premiums	$681,004	$660,505
Less: Premiums ceded to IPO coinsurers	272,596	290,956
Adjusted direct premiums	$408,408	$369,549

Ceded premiums	$(398,927)	$(401,686)
Less: Premiums ceded to IPO coinsurers	(272,596)	(290,956)
Other ceded premiums	$(126,331)	$(110,730)

Net premiums	$282,077	$258,819

CORPORATE AND OTHER DISTRIBUTED PRODUCTS SEGMENT
Adjusted Operating Results Reconciliation
(Unaudited – in thousands)

	Three months ended June 30,
	2019	2018
Total revenues	$34,948	$31,996
Less: Realized investment gains (losses), including OTTI	1,067	1,313
Less: 10% deposit asset MTM included in NII	2,447	(375)
Adjusted operating revenues	$31,434	$31,058

Loss before income taxes	$(3,880)	$(5,290)
Less: Realized investment gains (losses), including OTTI	1,067	1,313
Less: 10% deposit asset MTM included in NII	2,447	(375)
Adjusted operating loss before income taxes	$(7,394)	$(6,228)

PRIMERICA, INC. AND SUBSIDIARIES
Adjusted Stockholders' Equity Reconciliation
(Unaudited – in thousands)

	June 30, 2019	December 31, 2018
Stockholders' equity	$1,585,925	$1,461,513
Less: Unrealized net investment gains (losses) recorded in stockholders' equity, net of income tax	56,227	(7,370)
Adjusted stockholders' equity	$1,529,698	$1,468,883